Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that Amendment No. 5 to Schedule 13D, dated June 18, 2025 with respect to the Ordinary Shares and American Depository Shares of Chemomab Therapeutics Ltd. is filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, Each of the undersigned agrees to be responsible for the timely filing of this Schedule 13D, and for the completeness and accuracy of the information concerning itself contained therein. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the 23rd day of June, 2025.

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon

By:	/s/ Erez Chimovits
Name: Erez Chimovits

ORBIMED ISRAEL BIOFUND GP LIMITED PARTNERSHIP

By:	OrbiMed Israel GP Ltd., its General Partner

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Director

ORBIMED ISRAEL GP LTD.

By:	/s/ Carl L. Gordon
Name: Carl L. Gordon
Title: Director